UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2015
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State Street Corporation
(Exact name of registrant as specified in its charter)
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Massachusetts	001-07511	04-2456637
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Lincoln Street Boston, Massachusetts	02111
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (617) 786-3000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01.    Other Events.
On June 18, 2015, State Street Corporation announced that the enforcement staff of the U.S. Securities and Exchange Commission has provided it with a “Wells” notice. The notice relates to a previously disclosed SEC investigation into our solicitation of asset servicing business for public retirement plans and, specifically, our relationships with particular clients in two states during a period ending in 2011. As previously reported, the investigation includes our use of consultants and lobbyists and, in at least one instance, political contributions by one of our consultants during and after a public bidding process. The Wells notice informs State Street that the SEC staff intends to ask the Commission for permission to bring a civil enforcement action that would allege violations of the securities laws (i.e., Section 17(a) of the Securities Act of 1933 and Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 thereunder). The issuance of a Wells notice provides State Street with the opportunity to make a submission to the Commission in response to the SEC staff’s position. State Street intends to submit such a response.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE STREET CORPORATION

	By:	/s/ David C. Phelan
	Name:	David C, Phelan
	Title:	Executive Vice President and General Counsel
Date: June 18, 2015